Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-268748 on Form S-1 of our report dated April 7, 2022, relating to the consolidated financial statements of BioTE Holdings, LLC and subsidiaries. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP

Dallas, TX

January 3, 2023